Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the

Sarbanes-Oxley Act

I, Bruce N. Alpert, Principal Executive Officer of The GAMCO Global Gold, Natural Resources & Income Trust by Gabelli (formerly, The Gabelli Global Gold, Natural Resources & Income Trust) (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 3/12/12	/s/ Bruce N. Alpert
Bruce N. Alpert, Principal Executive Officer

I, Agnes Mullady, Principal Financial Officer and Treasurer of The GAMCO Global Gold, Natural Resources & Income Trust by Gabelli (formerly, The Gabelli Global Gold, Natural Resources & Income Trust); (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 3/12/12	/s/ Agnes Mullady
Agnes Mullady, Principal Financial Officer and Treasurer